Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002
In connection with this Quarterly Report of US Wireless Data, Inc. (the “Company”) on Form 10-QSB for the period ending May 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas Rowley, Chief Executive Officer and Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:
1.	Such Quarterly Report on Form 10-QSB for the period ending May 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-QSB, fairly presents, in all material respects, the financial condition and results of operations of US Wireless Data, Inc.
Dated: July 13, 2007
US Wireless Data, Inc.

By:	/s/ Thomas Rowley Chief Executive Officer
In connection with this Quarterly Report of US Wireless Data, Inc. (the “Company”) on Form 10-QSB for the period ending May 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas Rowley, Chief Executive Officer and Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:
1.	Such Quarterly Report on Form 10-QSB for the period ending May 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-QSB, fairly presents, in all material respects, the financial condition and results of operations of US Wireless Data, Inc.
Dated: July 13, 2007
US Wireless Data, Inc.

By:	/s/ Christopher Dunn Chief Financial Officer